EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Advisors Series Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Advisors Series Trust for the year ended October 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Advisors Series Trust for the stated period.

/s/ Jeffrey T. Rauman	/s/ Kevin J. Hayden
Jeffrey T. Rauman	Kevin J. Hayden
President/Chief Executive Officer/Principal Executive Officer	Vice President/Treasurer/Principal Financial Officer
Advisors Series Trust	Advisors Series Trust

Dated:	01/07/2026	Dated:	01/07/2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Advisors Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.